Exhibit 99.1

Medley Capital Corporation Declares $0.36 Per Share Dividend; Announces December 31, 2012 Financial Results

New York, NY – February 06, 2013

First Quarter Fiscal Year 2013 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended December 31, 2012 of $0.36 per share, payable on March 15, 2013 to stockholders of record as of February 27, 2013. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter ended December 31, 2012

First Quarter Highlights

•	Declared a dividend of $0.36 per share
•	Net investment income of $0.39 per share
•	Net income of $0.39 per share
•	Net asset value (NAV) of $12.69 per share
•	Gross investment originations of $133.2 million
•	Issued 5.5 million shares of our common stock for net proceeds of $72.3 million

“We are pleased to announce a dividend of $0.36 per share for the quarter end December 31, 2012” said Mr. Brook Taube, CEO. “As we look forward in this quarter and further into 2013, we expect net investment income will meet or exceed the current dividend assuming we are able to deploy capital as planned” continued Mr. Taube.

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $522.4 million at December 31, 2012. During the quarter ended December 31, 2012, the Company originated $133.2 million of new investments and had $16.8 million of repayments resulting in net investment originations of $116.4 million. As of December 31, 2012, the Company had investments in securities of 46 portfolio companies with approximately 64.9% consisting of senior secured first lien investments, 34.1% consisting of senior secured second lien investments, 0.7% in equities / warrants and 0.3% consisting of cash and cash equivalents. As of December 31, 2012, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 14.0% and there were no assets on non-accrual status.

Results of Operations

The Company reported net investment income of $0.39 per share and net income of $0.39 per share, respectively, calculated based upon the weighted average shares outstanding, for the three months ended December 31, 2012. As of December 31, 2012, the Company’s NAV was $12.69 per share.

Investment Income

For the three months ended December 31, 2012, gross investment income was $17.7 million and consisted of $14.8 million of portfolio interest income and $2.9 million of other fee income.

Expenses

For the three months ended December 31, 2012, total expenses were $8.1 million and consisted of the following: base management fees net of waiver of $2.1 million, incentive fees of $2.4 million, interest and financing expenses of $2.3 million, professional fees of $0.3 million, administrator expenses of $0.5 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.4 million.

Net Investment Income

The Company reported net investment income of $9.6 million, or $0.39 on a weighted average per share basis, for the quarter ended December 31, 2012.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2012, the Company reported net realized gains of $0.2 million and net unrealized depreciation of $0.2 million.

Liquidity and Capital Resources

As of December 31, 2012, the Company had cash and cash equivalents of $1.7 million, $44.0 million of debt outstanding under its $182.0 million senior secured revolving credit facility, $80.5 million of debt outstanding under its senior secured term loan and $40.0 million in aggregate principal amount of 7.125% senior notes due 2019 were outstanding.

On January 30, 2013 the Company’s board of directors declared a quarterly dividend of $0.36 per share payable on March 15, 2013 to holders of record as of February 27, 2013.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, February 7, 2013.

All interested parties may participate in the conference call by dialing (866) 831-6243 approximately 5-10 minutes prior to the call: international callers should dial (617) 213-8855. Participants should reference Medley Capital Corporation and the participant passcode of 58260481 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	December 31, 2012	September 30, 2012
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $513,307 and $394,482, respectively)	$512,261	$393,741
Affiliated investments (amortized cost of $8,825 and $8,679, respectively)	8,433	8,208
Total investments at fair value	520,694	401,949
Cash and cash equivalents	1,667	4,894
Interest receivable	6,079	3,940
Deferred financing costs, net	5,526	4,652
Other assets	542	232
Deferred offering costs	61	104

Total assets	$534,569	$415,771

LIABILITIES
Revolving credit facility payable	$44,000	$15,000
Term loan payable	80,500	55,000
Notes payable	40,000	40,000
Payable for investments purchased	-	10,212
Management and incentive fees payable, net	4,500	3,515
Accounts payable and accrued expenses	775	924
Administrator expenses payable	522	466
Deferred revenue	163	174
Interest and fees payable	293	1,048
Due to affiliate	-	13
Offering costs payable	68	80

Total liabilities	$170,821	$126,432

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
28,662,049 and 23,110,242 common shares issued and outstanding, respectively	$29	$23
Capital in excess of par value	358,123	285,012
Accumulated undistributed net investment income	6,857	5,560
Accumulated net realized gain (loss) from investments	177	(45)
Net unrealized appreciation (depreciation) on investments	(1,438)	(1,211)
Total net assets	363,748	289,339

Total liabilities and net assets	$534,569	$415,771

NET ASSET VALUE PER SHARE	$12.69	$12.52

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three	For the three
	months ended	months ended
	12/31/2012	12/31/2011
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$14,471	$5,538
Affiliated investments	368	1,554
Total interest income	14,839	7,092
Interest from cash and cash equivalents	1	2
Other fee income	2,879	1,135
Total investment income	17,719	8,229

EXPENSES
Base management fees	2,096	1,045
Incentive fees	2,404	1,207
Interest and financing expenses	2,317	282
Administrator expenses	522	296
Professional fees	292	292
Directors fees	113	115
Insurance	67	104
General and administrative	291	102
Expenses before management fee waiver	8,102	3,443
Management fee waiver	-	(41)
Total expenses net of management fee waiver	8,102	3,402
Net investment income before excise taxes	9,617	4,827
Excise tax expense	-	(36)
NET INVESTMENT INCOME	9,617	4,791

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	222	112
Net unrealized appreciation/(depreciation) on investments	(226)	(514)
Net gain/(loss) on investments	(4)	(402)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$9,613	$4,389

WEIGHTED AVERAGE - BASIC AND DILUTED
EARNINGS PER COMMON SHARE	$0.39	$0.25
WEIGHTED AVERAGE - BASIC AND DILUTED NET
INVESTMENT INCOME PER COMMON SHARE	$0.39	$0.28
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	24,767,375	17,320,468

DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.25

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777